UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

API TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001–35214	98-0200798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4705 S. Apopka Vineland Rd. Suite 210

Orlando, FL 32819

(Address of principal executive offices)

(407) 876-0279

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Refinancing of Credit Facility

On February 6, 2013, API Technologies Corp., a Delaware corporation (the “Company”), entered into:

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a Credit Agreement (the “Term Loan Agreement”), by and among the Company, as borrower, the lenders from time to time party thereto and Guggenheim Corporate Funding, LLC, as administrative agent, that provides for a $165 million term loan facility; and

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a Credit Agreement (the “Revolving Loan Agreement”), by and among the Company and certain of its U.S. subsidiaries, as borrowers (the “U.S. Borrowers”), the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and UK security trustee, that provides for a $50 million revolving borrowing base credit facility, including a $10 million subfacility (or the Sterling equivalent) for a revolving borrowing base credit facility (the “U.K. Revolving Sub-Facility”) that is available to certain of the Company’s United Kingdom subsidiaries (the “U.K. Borrowers”), a $10 million sub-facility for letters of credit and a $5 million sub-facility for swingline loans.

As of February 6, 2013, the Company has borrowed $165 million under the Term Loan Agreement and approximately $29.4 million under the Revolving Loan Agreement. The proceeds of both loan facilities were used to refinance and pay in full the Company’s existing Amended and Restated Credit Agreement, dated as of June 27, 2011 and amended on January 6, 2012 and March 22, 2012 (as so amended, the “Existing Credit Agreement”), by and among the lenders from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, lead arranger and sole book-runner, to repay the term loan facility with Lockman Electronics Holdings Limited and to pay fees, costs and expenses associated with the refinancing.

Term Loan Facility

As of February 6, 2013, the term loan facility under the Term Loan Agreement has been fully drawn. The obligations incurred under the Term Loan Agreement and the other loan documents are guaranteed by the Company’s present and future U.S. and Canadian subsidiaries, subject to certain exceptions.

The term loans bear interest, at the Company’s option, at the base rate plus 8.75% or an adjusted LIBOR rate (based on one, two or three-month interest periods) plus 9.75% for the first year following the closing date and the base rate plus 9.75% or an adjusted LIBOR rate (based on one, two or three-month interest periods) plus 10.75% thereafter, with a LIBOR floor of 1.25%. The base rate means the highest of Wells Fargo Bank, National Association’s prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted LIBOR rate for a 3-month interest period plus a margin equal to 1.00%. The Company is also obligated to pay other customary fees for a term loan facility of this size and type.

Interest is due and payable in arrears monthly for term loans bearing interest at the base rate and at the end of an interest period (or at each three month interval in the case of term loans with interest periods greater than three months) in the case of term loans bearing interest at the adjusted LIBOR rate. Principal payments of the term loan are paid at the end of each of the Company’s fiscal quarters, commencing for the fiscal quarter ending May 31, 2013, with the balance of any outstanding term loans due and payable in full on February 6, 2018. The term loans will amortize at 1.25% for the fiscal quarters through the end of the 2014 fiscal year and 1.875% for the fiscal quarters through the end of the 2015 fiscal year and 2.50% for each of the fiscal quarters thereafter.

The Company may voluntarily prepay the term loans, in whole or in part, at any time, subject to prepayment premiums. Voluntary prepayments and mandatory prepayments following an acceleration of the term loans resulting from an event of default require the following prepayment premiums:

•	2% of the principal amount of the term loan prepaid, if the prepayment occurs prior to or on the first anniversary of the closing date;

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a make-whole premium discounted at the treasury rate plus 0.5% of the amount of the term loan prepaid, if the prepayment occurs after the first year anniversary of the closing date through and including the third anniversary of the closing date;

•	12% of the principal amount of the term loan prepaid, if the prepayment occurs after the third anniversary of the closing date through and including the fourth anniversary of the closing date;

•	0% of the principal amount of the term loan prepaid if the prepayment occurs after the fourth anniversary of the closing date.

Under certain circumstances, the Company is required to prepay the term loans upon the receipt of cash proceeds of certain asset sales, cash proceeds of certain extraordinary receipts and cash proceeds of certain debt or equity financings, and based on a calculation of annual excess cash flow. Mandatory prepayments resulting from assets sales or certain debt financings require the following prepayment premiums:

•	0% of the principal amount of the term loan prepaid, if the prepayment occurs prior to or on the first anniversary of the closing date;

•	12% of the principal amount of the term loan prepaid, if the prepayment occurs after the first anniversary of the closing date through and including the fourth anniversary of the closing date;

•	0% of the principal amount of the term loan prepaid, if the prepayment occurs after the fourth anniversary of the closing date.

The term loans are secured by a second priority security interest in accounts receivable, inventory, machinery, equipment and certain other personal property relating to the foregoing, and any proceeds from any of the foregoing, subject to certain exceptions and liens, and a first priority security position on substantially all other real and personal property, in each case that are owned by the Company and the subsidiary guarantors.

The Term Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, dispose of assets and pay dividends or make distributions, in each case subject to customary exceptions for a term loan of this size and type. The Company is also required to maintain compliance with an interest coverage ratio and a leverage ratio and to limit its annual capital expenditures.

The Term Loan Agreement contains customary events of default, including, among others, non-payment defaults, defaults due to an inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency defaults and a change of control default, in each case subject to customary exceptions for a term loan of this size and type. The occurrence of an event of default could result in the acceleration of the obligations under the Term Loan Agreement, an obligation by any guarantors to repay the obligations in full and the right of the lenders to exercise remedies with respect to any of the collateral securing the obligations under the Term Loan Agreement. Upon an event of default, the applicable interest rate with respect to the obligations under the Term Loan Agreement shall be increased by 2% per annum.

Certain of the lenders under the Term Loan Agreement and their affiliates have engaged in, and may in the future engage in, other lending transactions and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The preceding description of the Term Loan Agreement is a summary only and is qualified in its entirety by reference to the Term Loan Agreement, the U.S. Guaranty and Security Agreement and the Canadian Guarantee and Security Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are each incorporated herein by reference

Revolving Credit Facility

As of February 6, 2013, the Company has borrowed approximately] $29.4 million under the revolving credit facility under the Revolving Loan Agreement. All borrowings under the revolving credit facility are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible accounts receivable, inventory, machinery and equipment, in each case subject to reductions for applicable reserves.

The U.S. Borrowers are jointly and severally liable for all of the obligations incurred under the Revolving Loan Agreement (including the U.K. Revolving Sub-Facility) and the other loan documents, which obligations are guaranteed by the Company’s present and future U.S. and Canadian subsidiaries, subject to certain exceptions. The U.K. Borrowers are jointly and severally liable for all of the obligations incurred under the U.K. Revolving Sub-Facility and the other loan documents relating to the U.K. Revolving Sub-Facility, which obligations are guaranteed by the U.K. Borrowers’ present and future United Kingdom subsidiaries, subject to certain exceptions.

The revolving loans bear interest, at the Company’s option, at the base rate plus a margin between 1.50% and 2.00% or an adjusted LIBOR rate (based on one, two, three or six-month interest periods) plus a margin between 2.50% and 3.00%, in each case with such margin being determined based on the Company’s average daily excess availability under the revolving credit facility for the preceding fiscal quarter. The base rate means the highest of Wells Fargo Bank, National Association’s prime rate, the federal funds rate plus a margin equal to 0.50% and the adjusted LIBOR rate for a 3-month interest period plus a margin equal to 1.00%. The Company is also obligated to pay other customary fees for a revolving credit facility of this size and type.

Interest is due and payable in arrears monthly for revolving loans bearing interest at the base rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of revolving loans bearing interest at the adjusted LIBOR rate. Principal, together with all accrued and unpaid interest, is due and payable on February 6, 2018. The Company may prepay the revolving loans and terminate the commitments, in whole or in part, at any time without premium or penalty.

The revolving credit facility is secured by a first priority security interest in accounts receivable, inventory, machinery, equipment and certain other personal property relating to the foregoing, and any proceeds from any of the foregoing, subject to certain exceptions and liens, and a second priority security position on substantially all other real and personal property, in each case that are owned by the U.S. Borrowers and the United States and Canadian subsidiary guarantors. In addition, the U.K. Revolving Sub-Facility is secured by a first priority security interest in substantially all real and personal property owned by the U.K. Borrowers and the United Kingdom subsidiary guarantors.

The Revolving Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, dispose of assets and pay dividends or make distributions, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a fixed charge coverage ratio and to limit its annual capital expenditures at such times that it fails to maintain excess availability under the revolving credit facility above a specified level.

The Revolving Loan Agreement contains customary events of default, including, among others, non-payment defaults, defaults due to an inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency defaults and a change of control default, in each case subject to customary exceptions for a credit facility of this size and type. The occurrence of an event of default could result in the acceleration of the obligations under the Revolving Loan Agreement, a termination of the commitments under the Revolving Loan Agreement, an obligation by any guarantors to repay their respective obligations in full and the right of the lenders to exercise remedies with respect to any collateral securing the obligations under the Revolving Loan Agreement. Upon an event of default, the applicable interest rate with respect to the obligations under the revolving credit facility may be increased by 2% per annum.

Certain of the lenders under the Revolving Loan Agreement and their affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The preceding description of the Revolving Loan Agreement is a summary only and is qualified in its entirety by reference to the Revolving Loan Agreement, the U.S. Guaranty and Security Agreement, the Canadian Guarantee and Security Agreement, the English Law Debenture relating to API Technologies (UK) Limited, the English Law Debenture relating to RF2M Ltd, the English Law Debenture relating to RF2M Microelectronics Ltd, and the English Law Debenture relating to RF2M Microwave Ltd, which are attached hereto as Exhibits 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, and are each incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the Term Loan Agreement and the Revolving Loan Agreement, the Existing Credit Agreement and all related loan documents and collateral documents were terminated effective February 6, 2013, and all amounts outstanding under the Existing Credit Agreement and related loan documents and collateral documents, including the outstanding principal balance of $183,375,000, were paid in full. A description of the material terms of the Existing Credit Agreement can be found under Item 1.01 in the Current Report on Form 8-K filed by the Company on July 1, 2011, Item 1.01 in the Current Report on Form 8-K filed by the Company on January 11, 2012, and Item 1.01 in the Current Report on Form 8-K filed by the Company on March 28, 2012, and such descriptions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

The press release issued by the Company in connection with the refinancing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement, dated February 6, 2013, by and among API Technologies Corp. as borrower, the lenders from time to time party thereto, and Guggenheim Corporate Funding, LLC, as administrative agent.

10.2	U.S. Guaranty and Security Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its domestic subsidiaries, as grantors, the guarantors party thereto, and Guggenheim Corporate Funding, LLC, as agent.

10.3	Canadian Guarantee and Security Agreement, dated February 6, 2013, by and among certain Canadian subsidiaries of API Technologies Corp., as grantors and guarantors, and Guggenheim Corporate Funding, LLC, as agent.

10.4	Credit Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and UK security trustee.

10.5	U.S. Guaranty and Security Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its domestic subsidiaries, as grantors, the guarantors party thereto, and Wells Fargo Bank, National Association, as agent.

10.6	Canadian Guarantee and Security Agreement, dated February 6, 2013, by and among certain Canadian subsidiaries of API Technologies Corp., as grantors and guarantors, and Wells Fargo Bank, National Association, as agent.

10.7	English Law Debenture, dated 6 February, 2013, by and between API Technologies (UK) Limited and Wells Fargo Bank, National Association, as security trustee.

10.8	English Law Debenture, dated 6 February, 2013, by and between RF2M Ltd and Wells Fargo Bank, National Association, as security trustee.

10.9	English Law Debenture, dated 6 February, 2013, by and between RF2M Microelectronics Ltd and Wells Fargo Bank, National Association, as security trustee.

10.10	English Law Debenture, dated 7 February, 2013, by and between RF2M Microwave Ltd and Wells Fargo Bank, National Association, as security trustee.

99.1	Press Release of API Technologies Corp., dated February 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2013	API TECHNOLOGIES CORP.

	By:	/s/ Phil Rehkemper
Phil Rehkemper Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated February 6, 2013, by and among API Technologies Corp. as borrower, the lenders from time to time party thereto, and Guggenheim Corporate Funding, LLC, as administrative agent.

10.2	U.S. Guaranty and Security Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its domestic subsidiaries, as grantors, the guarantors party thereto, and Guggenheim Corporate Funding, LLC, as agent.

10.3	Canadian Guarantee and Security Agreement, dated February 6, 2013, by and among certain Canadian subsidiaries of API Technologies Corp., as grantors and guarantors, and Guggenheim Corporate Funding, LLC, as agent.

10.4	Credit Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its subsidiaries, as borrowers, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent and UK security trustee.

10.5	U.S. Guaranty and Security Agreement, dated February 6, 2013, by and among API Technologies Corp. and certain of its domestic subsidiaries, as grantors, the guarantors party thereto, and Wells Fargo Bank, National Association, as agent.

10.6	Canadian Guarantee and Security Agreement, dated February 6, 2013, by and among certain Canadian subsidiaries of API Technologies Corp., as grantors and guarantors, and Wells Fargo Bank, National Association, as agent.

10.7	English Law Debenture, dated 6 February, 2013, by and between API Technologies (UK) Limited and Wells Fargo Bank, National Association, as security trustee.

10.8	English Law Debenture, dated 6 February, 2013, by and between RF2M Ltd and Wells Fargo Bank, National Association, as security trustee.

10.9	English Law Debenture, dated 6 February, 2013, by and between RF2M Microelectronics Ltd and Wells Fargo Bank, National Association, as security trustee.

10.10	English Law Debenture, dated 7 February, 2013, by and between RF2M Microwave Ltd and Wells Fargo Bank, National Association, as security trustee.

99.1	Press Release of API Technologies Corp., dated February 7, 2013.